SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 17, 2006

(Date of earliest event reported)

MEDICAL ACTION INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	0-13251	11-2421849
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification Number)

800 Prime Place, Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code (631) 231-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 17, 2006, Registrant, pursuant to a Membership Interest Purchase Agreement dated as of September 8, 2006, acquired through one of its subsidiaries, the business of Medegen Medical Products, LLC (the “Company”). The aggregate purchase price for the acquisition was approximately $80,000,000 in cash. In order to effectuate the transaction, the Registrant acquired from Medegen Holdings, LLC:

(a) The entire equity interest in the Company; and

(b) All of the Colorado fixed assets used by the Company in connection with its business.

The Colorado fixed assets consist primarily of machinery, equipment and leasehold improvements. The Company is engaged in the business of high speed injection molding manufacturing, specializing in disposable products in the health care market.

The Registrant utilized the funds available under its Credit Agreement with JPMorgan Chase Bank, as Administrative Agent in order to satisfy the purchase price.

Item. 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In accordance herewith, the Registrant will file certain of the required Financial Statements on or about December 15, 2006.

(b) Pro Forma Financial Information.

In accordance herewith, the Registrant will file certain of the required Financial Statements on or about December 15, 2006.

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(d) Exhibits.

(2) Membership Interest Purchase Agreement dated as of September 8, 2006 by and among Registrant, MAI Acquisition Corp., Medegen Newco, LLC, Medegen Medical Products, LLC, and Medegen Holdings, LLC.

(10) Credit Agreement dated as of October 17, 2006 by the Registrant and JPMorgan Chase Bank, as Administrative Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ Richard G. Satin
Richard G. Satin,
Vice President of Operations and General Counsel
(Principal Accounting Officer)

Dated:	October 18, 2006

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